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                                  EXHIBIT 23.3



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               Consent of Independent Certified Public Accountants





Tengasco, Inc.
Knoxville, Tennessee


     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 5, 1997 (except for Note 14(c) as to which date is December 1, 1997), relating to the consolidated financial statements of Tengasco, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                  /s/ BDO Seidman, LLP
                                                  BDO SEIDMAN, LLP


Atlanta, Georgia
December 2, 1997